Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements (No 333-187928 and No. 333-218244) on Form S-8 of Tecogen Inc. of our report dated March 12, 2020, relating to the consolidated financial statements of Tecogen Inc., appearing in the Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2019.
We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
July 28, 2020